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                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release ("Agreement") is between Beneficial Mutual Bancorp, Inc., a federally chartered corporation, and Beneficial Mutual Savings Bank, a Pennsylvania chartered savings bank ("Employer") and Paul R. Driscoll ("Employee").

         WHEREAS, Employee's employment with Employer will terminate effective December 31, 2007 ("Termination Date"); and Employee's last day of work will be October 12, 2007 ("Last Day Worked"); and

         WHEREAS, Employer and Employee desire to resolve any and all matters, claims, controversies, disputes, or grievances relating to Employee's employment or separation from employment with Employer;

         NOW, THEREFORE, in consideration of the mutual promises and commitments made herein, and intending to be legally bound hereby, Employer and Employee agree as follows:

         1. Employee's employment with Employer will terminate effective as of the Termination Date. Employer will pay Employee his regular base salary, on Employer's regular payroll schedule, through the Termination Date. Employee acknowledges and agrees he has received all compensation and other benefits to which he is entitled through the Last Day Worked from Employer and any entity affiliated with Employer, including without limitation, all earned but unused vacation days through the Termination Date.

         2. In consideration of Employee's agreements herein,

            (a) Employee will receive as Separation Pay a gross pay amount of $718,688.00, as a lump sum, representing three years of pay at Employee's regular annual base salary, less normal withholdings ("the Separation Pay"). This payment will not be made unless Employee returns this signed Agreement and will not be made until the expiration of the seven day revocation period set forth in paragraph 16 below, provided this revocation period has expired without Employee revoking this Agreement. If these conditions have been met, it is Employer's intention to make this payment on or before December 31, 2007, but in no event will the payment be made later than March 15, 2008. Employee understands that he may not execute this Agreement prior to the Last Day Worked. Employee acknowledges that the Separation Pay is not compensation for past services rendered. The Separation Pay paid pursuant to this Agreement will not be counted as compensation for purposes of determining benefits under any other benefit plan, pension plan or similar arrangement. Employee agrees that he is solely responsible for any taxes to be paid on the Separation Pay. Employer shall not make any payment of Separation Pay to the extent such payment would result in an "excess parachute payment" under Internal Revenue Code Section 280G.

            (b) For the three years subsequent to the Termination Date, Employer will pay the cost of Employee's group health coverage under Employer's group health insurance program under the same terms as that coverage is provided to other employees of Employer, provided that the Employer's payment toward the


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cost of such benefits will cease once the Employee elects coverage under any other group health plan, including Employer's Retiree Health Plan. At the end of the three-year period, Employee will have the opportunity to continue his group health insurance as provided by COBRA.

         3. Employee specifically acknowledges and agrees that he is not a participant in nor is he entitled to any benefits pursuant to the Severance Pay Plan for Eligible Employees of Beneficial Mutual Savings Bank.

         4. By entering into this Agreement, Employer does not admit that it is liable to Employee for anything on account of any reason whatsoever.

         5. Employee agrees to keep this Agreement and its terms and conditions confidential, and agrees not to disclose or discuss the fact of or the contents, terms, or conditions of this Agreement except to his respective attorneys, accountants and members of his immediate family.

         6. Employee agrees to cooperate with and to respond promptly to Employer's reasonable requests for information relating to Employer's job duties with Employee.

         7. Employee agrees to refrain from disclosing to anyone any proprietary or confidential information of Employer, including without limitation that confidential information defined in any policy or agreement signed by him about or relating to Employer, its past and present parents, subsidiaries, divisions and related and affiliated organizations, and their respective past and present employees, clients, visitors, and business operations. Employee acknowledges and agrees that his obligations under the terms and conditions of any such policies or agreements are and will remain in full force and effect after the termination of his employment.

         8. Employee shall return any and all property of Employer, including but not limited to any of Employer's electronic equipment, letters, memoranda, records, reports, notes, notebooks, books of account, data, drawings, prints, plans, specifications, formulae and correspondence or copies of the same (including any electronically stored copies), information or property in his possession or control about or relating to Employer, its past and present parents, subsidiaries, divisions and related and affiliated organizations, and their respective past and present employees, clients, visitors, and business operations.

         9. Employee hereby releases and forever discharges Employer and its past and present parents, subsidiaries, divisions and related and affiliated organizations, and their respective past and present respective officers, shareholders, directors, attorneys, agents, servants and employees and their successors, heirs and assigns from all causes of action, claims, debts, accounts, controversies, sums of money, contracts, promises, agreements, judgments, demands, and liabilities of any kind or nature whatsoever in law, in equity, or otherwise, whether known or unknown, whether asserted or unasserted, including without limitation any and all claims for employment discrimination, wrongful discharge, compensation, benefits, bonuses, incentives, expenses, options, wages, severance pay, vacation pay, fringe benefits, or other monies or accountings, including punitive damages, liquidated damages, exemplary damages,

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

or compensatory damages, physical, mental, or emotional distress, pain and suffering, back pay, front pay, costs, and attorneys' fees, and any other legal or equitable relief, and further including without limitation any and all rights and claims arising under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 ET SEQ., as amended, or claims relating to Employee's employment or separation from employment with Employer or any entity affiliated with Employer or any other cause, reason, matter, or thing whatsoever arising up until the date of Employee's execution of this Agreement, except that this release does not extend to claims for worker's compensation benefits, amounts owed under this Agreement, claims for vested employee benefits under the Employee Retirement Income Security Act, or other non-waivable claims.

         10. Employer and Employee agree that, to the full extent permissible by law, the terms of this Agreement shall be interpreted under and consistent with the laws of the Commonwealth of Pennsylvania and federal law and that to the full extent provided by law the federal and/or state courts within the Commonwealth of Pennsylvania shall have jurisdiction over any claims arising out of this Agreement.

         11. Employee agrees, subject to any obligations he may have under applicable law, that he will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Employer or any of its affiliates, subsidiaries, agents, officers, directors or employees.

         12. If any court of competent jurisdiction shall hold invalid any part of this Agreement, then the court making such determination shall have the right to modify this Agreement and in its modified form this Agreement shall be enforceable to the fullest extent permitted by law. If any provision or part of a provision of this Agreement is held to be invalid or unenforceable, such provision shall be severed from this Agreement and the remaining provisions shall remain in full force and effect. This paragraph shall be interpreted to give the fullest possible effect to Employee's release of claims.

         13. This document states the whole agreement between the parties as to its terms and supersedes all prior or contemporaneous agreements, offers, representations, negotiations or discussions with respect to such subject matters, including without limitation any prior severance, separation or similar arrangements. Any changes to this Agreement must be in writing and initialed or signed by both parties. Employee understands and acknowledges that in deciding whether to sign this Agreement, he is not relying on any promises, statements or representations, oral or written, other than those that are set forth expressly in this Agreement.

         14. Upon the death of the Employee, any Separation Pay due but not yet paid will be paid, in accordance with all other provisions of this Agreement, to Employee's estate. Employee understands and acknowledges that he may not otherwise assign his right to any payment under this Agreement.

         15. Employee agrees that he will not file, or permit to be filed in his name or on his behalf, any lawsuit in court against any of the persons or entities released in this Agreement, based upon any act or event which occurred on or before his execution of this Agreement. Employee further agrees that,

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


although he has the right to file a charge with the Equal Employment Opportunity Commission, should he file such a charge, or should any charge, lawsuit, complaint or other claim be filed in his name or on his behalf with the Equal Employment Opportunity Commission or with any other administrative agency or organization, or in any other forum, against any of the persons or entities released herein, based upon any act or event which occurred on or before the effective date of this Agreement, he will not seek or accept any personal relief based upon such charge, lawsuit, complaint or other claim, including but not limited to an award of monetary damages or reinstatement to his employment with Employer.

         16. Employee hereby represents and acknowledges to Employer that (a) Employer hereby has advised Employee in writing to consult with an attorney of his choosing and he has had the opportunity to so before signing this Agreement;
(b) Employee has had the right to consider whether to sign this Agreement for up to 45 days after his receipt of it, although he need not take the entire 45-day period to consider whether to sign it; (c) Employee may not sign this Agreement until his Last Day Worked has elapsed; (d) Employee has seven (7) days after signing this Agreement in which to revoke it by delivering a written notice of such revocation to Beneficial Mutual Savings Bank, addressed to: Cecile Colonna, Vice President - Assistant Human Resources Department Manager, 530 Walnut Street, Philadelphia, PA 19106; phone - 215-864-6094; fax 215-864-1759; e-mail -
ccolonna@thebeneficial.com; (e) Employee has been informed as to the group of individuals covered by the employment termination program, any eligibility factors and applicable time limits for the employment termination program, and the job titles and ages of individuals in Employee's job classification or organizational unit who are eligible for or selected to receive benefits under the employment termination program, and the job titles and ages of individuals who are not eligible or not selected; and (f) the consideration provided Employee under this Agreement is sufficient to support the releases provided by him under this Agreement and is greater than Employee would be entitled to receive if he did not sign this Agreement. Employee understands that Employer regards the representations made by him as material and that Employer is relying on these representations in entering into this Agreement. Employee acknowledges and agrees that the Employer's obligation to make payments or provide other benefits under this Agreement will not commence until the period for revocation has passed and this Agreement becomes irrevocable by Employee.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         Employee declares that he has completely read, fully understands and voluntarily accepts the terms of this Agreement after complete consideration of all facts and legal claims.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the last date indicated below.


/s/ Paul R. Driscoll                            Dated:  11/20/2007
------------------------------------
Employee



/s/ Michele Schonthal                           Dated:  11/20/2007
------------------------------------
WITNESS


Employer



By: /s/ Cecile Colonna                          Dated:  11/20/2007
    --------------------------------

Title: VP
      ------------------------------


/s/ Michele Schonthal                           Dated:  11/20/2007
------------------------------------
WITNESS




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